                              Warrant Agreement for
                              Major Fleet Warrants

                                       4.3

         THIS WARRANT AGREEMENT, made this 2nd day of October, 1996, by and between:

         FIDELITY HOL.DINGS, INC., a Nevada corporation with its principal office located at 80-02 Kew Gardens Rd., Kew Gardens, Queens, NY 11413 (hereinafter referred to as the "COMPANY"). York 11367, (hereinafter referred to as the "COMPANY")

                                       AND

         BRUCE BENDELL and HAROLD BENDELL, THE REGISTERED HOLDERS of the Company's 1996-MAJOR warrants covered hereby (and their registered assigns), from time to time, from the date of origin issue of such warrants to the expiration date thereof (hereinafter referred to as the "INVESTORS", "HOLDER" and/or "HOLDERS" as the context may require).

WITNESSETH THAT:

         WHEREAS, the COMPANY has entered into a certain Management Agreement of even date with the INVESTORS, in which such Management Agreement the COMPANY has agreed, in consideration of the execution of such Agreement by the INVESTORS, to issue and deliver Stock Purchase Warrants (hereinafter called the "WARRANTS") to the INVESTORS entitling the HOLDERS thereof to purchase up to a aggregate of Two Hundred Fifty Thousand (250,000) shares of the Common Stock of the COMPANY (hereinafter called the "Shares") ; and

         WHEREAS, the COMPANY desires to provide for the form an provisions of the WARRANTS, the terms upon which they shall be issued and exercised, and the respective rights, limitation o rights, and immunities of the COMPANY and the HOLDERS; and

         NOW, THEREFORE, intending to be legally bound hereby, and intending the original registered HOLDERS and their successors and assigns to rely hereon, the COMPANY hereby represents and agrees, and the HOLDERS by acceptance of the WARRANTS implicitly agree, as follows:

         1. WARRANTS AUTHORIZED. COMPANY hereby authorizes the issuance to the INVESTORS of Two Hundred Fifty Thousand (250,000) WARRANTS upon the terms and conditions of this Warrant Agreement. The WARRANTS shall be called the 1996-MAJOR Warrants and, subject to sub-paragraph 5(b) below, shall be exercisable after January 1, 1997 and until 5:00 P.M. E.D.T. on the day which is six (6) months after the declaration of effectiveness of the Company's Registration Statement registering the shares to be acquired upon exercise of this warrant, at an exercise price of $1.25 per share of Common Stock.

         2. FORM AND EXECUTION. Each WARRANT, whenever issued: (a) shall be in substantially the form attached hereto as Exhibit A; (b) shall be dated as of the date of issuance, which shall be the same date as this Warrant Agreement;
(c) shall entitle the HOLDER to purchase the number of Shares stated thereon;
(d) shall be signed by the President or Vice President and the Secretary or Treasurer of the COMPANY; (e) and shall have the COMPANY'S seal impressed thereon. The COMPANY may adopt and use the facsimile signature of any person who is a requisite officer of the COMPANY at the time such WARRANTS are executed, or of any person now or hereafter holding such office, notwithstanding the fact that at the time a WARRANT is issued he had ceased to be such officer of the COMPANY.

         3. WARRANT ISSUANCE AND ISSUANCE CONSIDERATION. These WARRANTS are being hereby issued to the INVESTORS as the original registered HOLDERS, such INVESTORS having entered into a certain Management Agreement with the COMPANY. The consideration for the issuance of the WARRANTS is the execution of such Agreement. The INVESTORS are acquiring these WARRANTS in a private transaction for their own investment purposes and not with a view to transfer, resale or distribution of such WARRANTS or the underlying Common Stock.

      4. WARRANT EXERCISE PRICE. Each WARRANT shall entitle the registered HOLDER thereof, subject to the provisions thereof and of this Warrant Agreement, to purchase from the COMPANY the number of Shares of the company's Common Stock as stated thereon, at the price of One Dollar and Twenty-five Cents ($1.25) per Share, both the number of Shares and the price being subject to the antidilution adjustments provided in Paragraph 8 hereof. The term "Warrant Exercise Price" as used in this Warrant Agreement refers to the price per Share at which Common Stock may be purchased at the time a WARRANT is exercised.

      5. DURATION (Term). (a) Subject to sub-paragraph (b) following, the 1996-MAJOR Warrants may be exercised at any time between January 1, 1997 and the close of business (5:00 P.M. Eastern Daylight Time) on the day which is six (6) months after the declaration of effectiveness of the Company's Registration Statement registering the shares to be acquired upon exercise of this Warrant, such date being hereinafter called the "Expiration Date". Each WARRANT not exercised on or before its Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the respective Expiration Date. The COMPANY reserves the right to extend the Expiration Date of the WARRANTS, from time to time, any number of times,, but shall be under no obligation to do so.
(b)The 1996-MAJOR Warrants shall terminate prior to the Expiration Date in the event that there is an uncured material breach of the Management Agreement, as provided therein.

       TRANSFER AND/OR EXCHANGE OF WARRANTS. On or after the date of issuance and prior to the Expiration Date, any HOLDER of any WARRANT, subject to the transfer restrictions of federal and state securities laws, at any time prior to the exercise thereof, may transfer all or any portion of the stock purchase rights provided in the WARRANT. Upon presentation and surrender to the Warrant Agent of the WARRANT, properly assigned, accompanied by appropriate transfer instructions from the HOLDER, the Warrant Agent shall issue a WARRANT for the assigned number of shares to the assignee as the new registered HOLDER and shall issue a WARRANT for the unassigned balance of the shares to the assigning (old) registered HOLDER. Any HOLDER of any WARRANT or WARRANTS, at any time prior to the exercise thereof, may exchange such WARRANT or WARRANTS for a WARRANT or WARRANTS of like tenor exercisable for the same aggregate number of Common Shares as the WARRANT surrendered; i.e., consolidate or divide his holdings. The Warrant Agent is the Company's Transfer Agent, Old Monmouth Stock Transfer Co., 77 Memorial Parkway, Suite 101, Atlantic Highlands, New Jersey 07716. The COMPANY shall give notice to the registered HOLDERS of WARRANTS of any change in the address of, or in the designation of, its Warrant Agent.

       EXERCISE. (a) Except as otherwise provided in subparagraph (f) below, a WARRANT shall be exercisable only by the registered HOLDER surrendering it, together with the subscription form set forth in the WARRANT duly executed, accompanied by payment, in full, in lawful money of the United States, of the Warrant Exercise Price for each full Share as to which the WARRANT is exercised, to the Warrant Agent. The Warrant Agent is the Company's Transfer Agent, Olde Monmouth Stock Transfer Co., 77 Memorial Parkway, Suite 101, Atlantic Highlands, New Jersey 07716. The COMPANY shall give notice to the registered HOLDERS of WARRANTS of any change in the address of, or in the designation of, its Warrant Agent.
         (b) A WARRANT may be exercised wholly or in part. If a WARRANT is only exercised in part, a new WARRANT for the number of Shares as to which the WARRANT shall not have been exercised shall be issued to the registered HOLDER.
         (c) As soon as practicable after the exercise of any WARRANT, the COMPANY shall issue to or upon the order of the registered HOLDER a certificate or certificates for the number of full Shares which he is entitled, registered in such name or names as may be directed by him.
         (d) All Shares issued upon exercise of a WARRANT shall be validly issued, fully paid, and non-assessable. The COMPANY shall pay all taxes in respect of the issue thereof. However, the registered HOLDER shall pay all taxes imposed in connection with any transfer, even if involved in an issue of a certificate, and the COMPANY shall not be required to issue or deliver any stock certificate in such case until the tax shall have been paid.

         (e) Each person in whose name any such certificate for Shares is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the warrant was surrendered and payment of the Warrant Exercise Price and applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the company are closed, the person or persons entitled to receive Shares upon such exercise shall be considered the record holder or holders of such shares at the close of business on the next succeeding date on which the stock transfer books are open and shall be entitled to receive only dividends or distributions which are payable to holders of record after that date.

         8. SHARE DIVIDENDS, RECLASSIFICATION, REORGANIZATION, ANTI-DILUTION PROVISIONS. Each WARRANT is subject to the following further provisions:

         (a) In case, prior to the expiration of a warrant by exercise or by its terms, the company shall issue any of its Common Stock as a share dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such cases, the Purchase Price per share of the Shares purchasable pursuant to a WARRANT in effect at the time of such action shall be proportionately reduced and the number of Shares at the time purchasable pursuant to a warrant shall be proportionately increased; and conversely, in the event the company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the Purchase price per share of the Shares purchasable pursuant to a warrant in effect at the time of such action shall be proportionately increased and the number of Shares at the time purchasable pursuant to a warrant shall beporportionately decreased. If the company shall, at any time during the life of a warrant, declare a dividend payable in cash on its Common Stock and shall at substantially the same time offer to its stockholders a right to purchase new Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of Common Stock so issued shall, for the purpose of a warrant, be deemed to have been issued as a share dividend. Any dividend paid or distributed upon the Common Stock in shares of any other class or securities convertible into Common Stock shall be treated as a dividend paid in shares of Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.

         (b) In case, prior to the expiration of a warrant by exercise or by its terms, the company shall be recapitalized, or the company or a successor corporation shall consolidate or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation" herinbefore used in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation to, another corporation or corporations), the holder of a warrant shall thereafter have the right to purchase, upon the basis and on the terms and conditions and during the time specified in a warrant in lieu of the Shares of the company thertofore purchasable, upon the exercise of a warrant, such shares, securities or assets as may be issued or payable with respect to, or in exchange for, the number of Shares of the company theretofore purchasable upon the exercise of a warrant had such recapitalization, consolidation, merger, or conveyance not taken place; and in any such event, the rights of the holder of a warrant to an adjustment in the number of shares purchasable upon the exercise of a warrant as herein provided shall continue and be preserved in respect of any shares, securities, or assets which the holder of a warrant become entitled to purchase.

         (c) In case:

                  (i) the company shall take a record of the holders of its Common Shares for the purpose entitling them to receive a dividend payable otherwise than in cash, or any other distribution in respect of the Common Shares (including cash), pursuant to, without limitation, any spin-off, split-off, or distribution of the company's assets;

                  (ii) the Company shall take a record of the holders of its Common Shares for the purpose of entitling them to subscribe for purchase any shares of any class or to receive any other rights; or

                  (iii) of any classification, reclassification, or other reorganization of the shares which the COMPANY is authorized to issue, consolidation or merger of the COMPANY with or into another corporation, or conveyance of all or substantially all of the assets of the COMPANY; or

                  (iv) of the voluntary or involuntary dissolution, liquidation, or winding up of the COMPANY;

then, and in any such case, the COMPANY shall mail to the holder of a WARRANT, at least 21 days prior thereto, a notice stating the date or expected date on which a record is to be taken f or the purpose of such dividend, distribution, or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place, as the case may be. Such notice shall also specify the date or expected date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to participate in such dividend, distribution, or rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up, as the case may be.

       (d) In case the COMPANY at any time while a WARRANT shall remains unexpired and unexercised shall sell all or substantially all of its property or dissolve, liquidate, or wind up its affairs, the holder of a WARRANT may thereafter receive upon exercise hereof in lieu of each Share which it would have been entitled to receive the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon such sale, dissolution, liquidation, or winding up with respect to each Share.

         (e) The COMPANY plans to make an offering of convertible debentures or convertible preferred stock or such other security which may be convertible into Common Stock or carry warrants for the purchase of shares of Common Stock. The parties agree that this warrant issuance is related to such proposed offerings) and no adjustments (as described in this Section 8) shall be made to any of the WARRANTS on account of any such offerings), for a period of twenty-four (24) months from the date of the issuance of the first warrant subject to this warrant agreement or until and unless the number of shares of Company's Common Stock outstanding exceeds twelve million (12,000,000) shares. After such 24 month period, or at any time that the outstanding Common Stock of the COMPANY exceeds 12,000,000 shares if earlier than 24 months, then the provisions of Section 8 herein above shall have full force and effect on the WARRANTS.

         9. RESERVATION OF SHARES ISSUABLE ON EXERCISE OF WARRANTS. The COMPANY shall at all times reserve and keep available out of its authorized shares, solely for issuance upon the exercise of all WARRANTS issued hereunder, such number of Common Shares and other shares as from time to time shall be issuable upon the exercise of a WARRANT and all other similar WARRANTS at the time outstanding.

         10. LOSS, THEFT, DESTRUCTION OR MUTILATION. Upon receipt by the COMPANY of evidence satisfactory to it, (in the exercise of its reasonable discretion), of the ownership of and the loss, theft, destruction, or mutilation of a WARRANT, and (in the case of loss, theft, or destruction) of indemnity satisfactory to it (in the case of mutilation) upon surrender and cancellation thereof, the COMPANY will execute and deliver, in lieu thereof, a new WARRANT for liketenor.

         11. WARRANT HOLDER NOT A SHAREHOLDER. The HOLDER of a WARRANT, as such, shall not be entitled by reason of a WARRANT to any rights whatsoever of a stockholder of the COMPANY. No HOLDER of any WARRANT shall be entitled to receive any dividend or to vote with respect to any dividend declared or the taking of a register of stockholders entitled to vote with a Record Date prior to the date of exercise of the WARRANTS.


         12. NOTICES. All notices and other communications from the COMPANY to the HOLDER of a WARRANT shall be mailed by first-class registered mail, postage
prepaid, to the address furnished to the COMPANY in writing by the HOLDER of a WARRANT.

         IN WITNESS WHEREOF, intending to be legally bound, the COMPANY has executed this Warrant Agreement:

Dated: October 2, 1996
                                                 FIDELITY HOLDINGS, INC.
ATTEST:
                                                 By:____________________________
                                                    President